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                                                                     EXHIBIT 3.8

                         JIFFY LUBE INTERNATIONAL, INC.
                                formerly known as
                         AMERICAN OIL CHANGE CORPORATION

                                     BY-LAWS

                                    Article I

                             MEETING OF SHAREHOLDERS

      Section 1.01. ANNUAL MEETINGS. - The first annual meeting of shareholders shall be held on June 8, 1987. Thereafter, the annual meeting of shareholders shall be held on the second Thursday in March of each year or, if that day be a legal holiday, on the next succeeding day not a legal holiday at the same hour for the election of directors and the transaction of such other business as may properly come before the meeting, except when some other time or date within 13 months after the formation of the Corporation or last annual meeting is designated by the Board of Directors.

      Section 1.02. SPECIAL MEETINGS. - A special meeting of the shareholders may be called at any time and for any purpose or purposes by the Chairman, the President or the Board of Directors, and shall be called by the Secretary upon the written request of the holders of record of not less than fifty-one percent (51%) of the outstanding shares. Every request by shareholders to the Secretary for the calling of a special meeting of the shareholders shall state the purpose or purposes of such meeting.

      At any special meeting of the shareholders only such business may be transacted which is related to the purpose or purposes set forth in the notice required by Section 1.04 of these By-Laws.

      Section 1.03. PLACE OF MEETINGS. - Annual and special meetings of the shareholders shall be held at such place, within or without the State of New York, as may be fixed from time to time by the Board of Directors in the case of annual meetings or as may be fixed by the person or persons calling the meeting in the case of special meetings, and stated in the notice of the meeting or in a duly executed waiver of notice thereof; however, if said meeting is not held in the State of New York, Massachusetts, Connecticut or Maryland, said meeting may only be held upon the approval of a majority of the directors, which shall be given by telephone, telegraph, telex or similar method, not less than ten days before the day on which such meeting is to be held.

      Section 1.04. NOTICE OF MEETINGS. - Except when otherwise permitted by statute, a written notice stating the place, date and hour of each meeting, whether annual or special, shall be given personally or by mail or telex to each shareholder entitled to vote thereat, not less than ten nor more than 50 days prior to the meeting. The notice of any special meeting shall also state the purpose or purposes for which the meeting is called and indicate that it is being issued by or at the direction of the person or persons calling the meeting.
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      If, at any meeting, whether annual or special, action is proposed to be taken which would, if taken, entitle shareholders fulfilling requirements of law to receive payment for their shares, the notice of such meeting shall include a statement of the purpose and to that effect.

      If such notice is mailed, it is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

      If such notice is telexed, it is given when directly telexed to the shareholder at his telex address as it appears on the record of shareholders, or, if he shall have filed with the Secretary a written request that telex notices to him be telexed to some other telex address, then directly telexed to the shareholder at such other telex address.

      Section 1.05. WAIVER OF NOTICE. - Notice of a meeting need not be given to any shareholder who submits a waiver of notice, signed in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

      Section 1.06. QUORUM AND ADJOURNMENT. - At all meetings of shareholders, except as otherwise provided by statute or the Certificate of Incorporation of the Corporation, the holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall be requisite for and shall constitute a quorum for the transaction of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders so long as a majority of the shares are present at the meeting.

      Despite the absence of a quorum, the shareholders present may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. No notice of an adjourned meeting need by given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. However, if, after the adjournment, the Board of Directors shall fix a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice as specified in these By-Laws.

      Section 1.07. VOTE OF SHAREHOLDERS. - Each shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders. Directors shall be elected as hereinafter provided and whenever any other corporate action is to be taken by vote of the shareholders, it shall, except as otherwise required by statute or by the Certificate of Incorporation of the Corporation, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.


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      Section 1.08. PROXIES. - Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be in writing and signed by the shareholders or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholders executing it, except as otherwise provided by law.

      Section 1.09. WRITTEN CONSENT. - Whenever by any statute shareholders are required or permitted to take any action by vote, such action may be taken on written consent without a meeting, setting forth the action so taken, signed in person or by proxy by the holders of all outstanding shares entitled to vote thereon.

                                   Article II

                            DETERMINATION OF VOTING,
                            DIVIDEND AND OTHER RIGHTS

      Section 2.01. RECORD DATE FIXED BY BOARD. - For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than 50 nor less then 10 days before the date of any such meeting, nor more that 50 days prior to any other action. Whenever a determination of shareholders entitled to notice or to vote at any meeting of shareholders has been made, such determination shall apply to any adjournment thereof unless the Board of Directors shall fix a new record date for the adjourned meeting.

      Section 2.02. RECORD DATE IN OTHER CASES. - If no record date is otherwise fixed in these By-Laws or by the Board of Directors pursuant to these By-Laws, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held, and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

                                   Article III

                                    DIRECTORS

      Section 3.01. NUMBER, QUALIFICATION AND TERM OF OFFICE. - The number of directors, each of whom shall be at least eighteen years of age, constituting the entire Board shall be not less than three, unless the number of


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shareholders of the Corporation shall be less than three, in which case the number of such directors shall not be less than two, nor more than nine as from time to time determined by a majority of the entire Board of Directors, provided that initially the number of directors shall be five. As used in these By-Laws, "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies in the elected directorships. At each annual meeting or shareholders, each of the directors shall be elected by the shareholders to hold office, barring death, resignation, removal or disqualification until his successor shall have been elected and qualified.

      Section 3.02. ELECTION. - At each meeting of the shareholders for the election of directors, at which a quorum is present, the persons receiving a plurality of the votes cast by the holders of shares entitled to vote in the election shall be elected as the directors.

      Section 3.03. ANNUAL MEETINGS. - A newly elected Board of Directors shall meet in order to organize, to elect officers and to transact such other business as may properly come before it. Such annual meeting of the Board of Directors may be held without notice if it shall be held on the day fixed for the annual meeting of shareholders and as soon as practicable after the time and at the place fixed for such shareholders meeting. If such annual meeting of the Board of Directors shall not be held on such date, hour and place, it shall be held whenever called by the Chairman or President, at such time and place as shall be determined by the person calling such meeting.

      Section 3.04. REGULAR MEETINGS. - Regular meetings of the Board of Directors to transact business as may properly come before it may be held with five days notice at such time and at such place, within or without the State of New York, and shall from time to time be determined by resolution of the Board of Directors. In case the day so determined shall be a legal holiday, such meeting shall be held on the next succeeding day, not a legal holiday, at the same hour.

      Section 3.05. SPECIAL MEETINGS. - Special meetings of the Board of Directors shall be held whenever called by the Chairman or President or by any director at such time and place, within or without the State of New York, upon notice as required by Section 3.06 of these By-Laws, as shall be determined by the person calling such meeting; however, if said meeting is not held in the State of New York, Massachusetts, Connecticut or Maryland, said meeting may only be held upon the approval of a majority of the directors, which shall be given by telephone, telegraph, telex or similar method, not less than two days before the day on which such meeting is to be held. Unless limited by statute, the Certificate of the Corporation, these By-Laws, or the terms of the notice thereof, any and all business may be transacted at any special meeting.

      Section 3.06. NOTICE OF CERTAIN ANNUAL AND OF SPECIAL MEETINGS. - Notice of any special meeting of the Board of Directors, and of any annual meeting of the Board of Directors which does not take place on the day fixed for the annual meeting of shareholders and as soon as practicable after the time and at the place fixed for such shareholder meeting, shall be mailed to each director, addressed to him at his residence or usual place of business, not later than seven days before the day on which the meeting is to be held, or


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shall be sent to him at such place by telegraph, telex or similar method, or be delivered personally or by telephone, not later than two days before the day on which such meeting is to be held. Such notice shall state the place, date and hour of the meeting. Notice of any meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

      Section 3.07. QUORUM AND MANNER OF ACTING. - A majority of the directors in office at the time of any regular, annual or special meeting of the Board of Directors shall be present in person to constitute a quorum for the transaction of business. Except as otherwise required by statute or the Certificate of Incorporation of the Corporation, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place; and no notice of an adjourned meeting need be given. Any one or more members of the Board of Directors may participate in a meeting of said Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

      Section 3.08. ACTION WITHOUT MEETING. - Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. Such resolution and the written consents thereto by the members of the Board of Directors or the committee shall be filed with the minutes of the proceedings of the Board of Directors or committee, as the case may be.

      Section 3.09. REMOVAL OF DIRECTORS. - Any director may be removed for cause either by the vote of a majority of the entire Board of Directors or by a vote of the shareholders. Any such vote shall be taken at any regular or special meeting or the Board of Directors or shareholders, as the case may be.

      Section 3.10. RESIGNATIONS. - Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if not so specified, upon receipt by the Board of Directors, the President, the Secretary or the Assistant Secretary of the Corporation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 3.11. VACANCIES. - Any newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors by reason of death, resignation, disqualification or removal for cause may be filled by vote of the Board of Directors. In addition, any additional directorships which are already authorized by these By-Laws but which were not initially filled shall be filled by vote of the Board of Directors. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by vote of a majority of directors then in office or by the Shareholders. Any director


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elected to fill a vacancy shall hold office until the next annual meeting of shareholders at which the election of directors is the regular order of business, and until his successor has been elected and qualified.

      Section 3.12. DIRECTORS' FIDUCIARY DUTY AND LIABILITY OF THE CORPORATION.
- No director of the Corporation shall be personally liable to the Corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director occurring on or after April, 1987; provided, however, that the foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of such director's duty or loyalty to the Corporation or its shareholder; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) under Title 8, Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which such director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                   Article IV

                                   COMMITTEES

      Section 4.01. EXECUTIVE COMMITTEE. - The Board of Directors may, by resolution unanimously adopted by the entire Board, designate from among its members an Executive Committee consisting of three or more directors, and may designate one or more additional directors as alternate members of the Executive Committee, who may replace any absent members to serve at the pleasure of the Board of Directors. The Chairman of the Board of Directors shall be the Chairman of the Board of the Executive Committee. All acts done and powers conferred by the Executive Committee from time to time shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors. The Executive Committee shall have, to the extent provided in the resolution establishing it, all the authority of the Board of Directors that may be lawfully delegated, but shall not have authority as to the following matters:

            (1) the submission to shareholders of any action that needs shareholders' approval by law;

            (2) the filling of vacancies on the Board of Directors or on any committee of the Board of Directors;

            (3) the fixing of compensation of the directors for serving on the Board of Directors or on any committee of the Board of Directors;

            (4) the amendment or repeal of these By-Laws, or the adoption of new By-Laws for the Corporation; and


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            (5) the amendment or repeal of any resolution of the Board of
      Directors which by its terms shall not be so amendable or repealable.

The Executive Committee shall record minutes of its proceedings and shall submit the same to the Board of Directors at the next meeting of the Board of Directors.

      Section 4.02. REGULAR MEETINGS. - Regular meetings of the Executive Committee shall be held without notice at such time and at such place within or without the State of New York as shall from time to time be determined by resolution of the Executive Committee. In case the day so determined shall be a legal holiday, such meeting shall be held on the next succeeding day, not a legal holiday, at the same hour.

      Section 4.03. SPECIAL MEETINGS. - Special meetings of the Executive Committee shall be held whenever called by, and at such place within or without the State of New York as may be designated by the Chairman of the Executive Committee. Notice of any special meeting shall be mailed to each member, addressed to him at his residence or usual place of business, not later than five days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, or be delivered personally, or by telephone, not later than two days before the day on which such meeting is to be held. Notice of any meeting of the Executive Committee need not be given to any member who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. Unless limited by statute, these By-Laws, or the terms of the notice thereof, any and all business may be transacted at any special meeting of the Executive Committee.

      Section 4.04. QUORUM AND MANNER OF ACTING. - A majority of the members of the Executive Committee in office at the time for any regular or special meeting of the Executive Committee shall constitute a quorum for the transaction of business. The vote of a majority of the members present at the time of such vote, if a quorum is present at such time, shall be the act of the Executive Committee. A majority of the members present, whether or not a quorum is present, may adjourn any meeting to another time and place, and no notice of an adjourned meeting need be given. Any one or more members of the Executive Committee may participate in a meeting thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

      Section 4.05. RECORDS. - The Executive Committee shall keep minutes of its proceedings and shall submit the same from time to time to the Board of Directors. The Secretary of the Corporation shall act as secretary of the Executive Committee, or the Executive Committee may in its discretion appoint its own secretary.

      Section 4.06. VACANCIES. - Any newly created memberships and vacancies occurring in the Executive Committee shall be filled by resolution adopted by a majority of the entire Board of Directors.


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      Section 4.07. OTHER COMMITTEES. - The Board of Directors shall have the power to appoint or provide for from time to time any such other committees consisting of such directors, officers or other persons and having such powers and functions in the management of the Corporation as may be provided by the Board of Directors and as may be permitted by law, and from time to time to suspend or discontinue the powers and duties of such committees. If the members of any such committee consist of directors, the resolution of the Board of Directors designating such members shall be adopted by a majority of the entire Board of Directors and such committee shall consist of not fewer than three directors.

                                    Article V

                                    OFFICERS

      Section 5.01. OFFICERS - The officers of the Corporation shall consist of a President, Secretary, Treasurer and such Vice Presidents, and other officers as may be elected or appointed by the Board of Directors. Any number of offices may be held by the same person. All officers shall hold office until their successors are elected or appointed, except that the Board of Directors may remove any officer at any time at its discretion.

      Section 5.02. DUTIES. - The officers of the Corporation shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The chief executive officer of the Corporation shall have general supervision over the business, affairs and property of the Corporation and over its several officers and shall preside at meetings of the Board of Directors and at meetings of the stockholders. The President shall be the chief operating officer of the Corporation and shall have such other duties as may be assigned to him by the Board of Directors.

      Section 5.03. TERM OF OFFICE. - So far as practicable, all elected officers shall be elected at the first meeting of the Board of Directors following the annual meeting of shareholders in each year and, except as otherwise hereinafter provided, shall hold office until the first meeting of the Board of Directors following the next annual meeting of shareholders and until their respective successors shall have been elected or appointed and qualified. All other officers shall hold office during the pleasure of the Board of Directors.

      Section 5.04. REMOVAL. - Any officer, elected or appointed, may be removed at any time, for cause, by the Board of Directors. In the event of removal, compensation for said officer shall be limited to two weeks salary.

      Section 5.05. VACANCIES - If any vacancy shall occur in any office for any reason, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term.


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      Section 5.06. COMPENSATION. - The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors.

                                   Article VI

                                 INDEMNIFICATION

      The Corporation shall, to the fullest extent permitted by law, indemnify each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that he, or his testator or intestate, is or was a director, officer of the Corporation or served any other corporation of any kind, domestic or foreign, in any capacity at the request of the Corporation. The Corporation may purchase so-called "officer-director liability insurance" for such purposes.

                                   Article VII

                                SHARE CERTIFICATE

      Section 7.01. FORM, SIGNATURE. - The shares of the Corporation shall be represented by certificates in such form as shall be determined by the Board of Directors, shall be signed by the Chairman or the President and the Secretary or the Treasurer, and shall bear the corporate seal. The signatures and the seal may be facsimile, engraved or printed, to the extent permitted by law.

      Section 7.02. TRANSFER OF SHARES; LOST CERTIFICATES. - Transfers of shares shall be made on the books of the Corporation only by the person named in the certificate, or by his attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require. The Corporation may refuse to transfer shares if such transfer would violate any stock transfer restrictions contained in the Corporation's By-Laws, Articles of Incorporation or in any agreement to which it is a party. In the case of loss or destruction of a certificate, a new certificate may be issued on such terms as the Board of Directors may prescribe.

      Section 7.03. REGISTERED SHAREHOLDERS. - The Corporation shall be protected in treating the person in whose names shares stand on the record of the stockholders as the owners thereof for all purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


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                                  Article VIII

                                  MISCELLANEOUS

      Section 8.01. FISCAL YEAR. - The fiscal year of the Corporation shall end on the last day of March.

      Section 8.02. SEAL. - The Corporation shall have a seal in such form as the Board of Directors shall approve.

                                   Article IX

                                   AMENDMENTS

      Section 9.01. POWER TO AMEND. - By-Laws may be adopted, amended or repealed by vote of the majority of holders of the shares at the time entitled to vote in the election of any directors, or by the Board of Directors, except that the Board of Directors shall not have power to adopt any By-Law, or expand the authorization conferred by any By-Law, which by statute only the shareholders have power to so adopt or expand. Any By-Law adopted by the Board of Directors may be amended or rejected by shareholders at any meeting called for any purpose and/or at the time entitled to vote on the election of any director.

      Section 9.02. AMENDMENT AFFECTING ELECTION OF DIRECTORS; NOTICE. - If any By-Law regulating an impending election of Directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-Laws as adopted, amended, or repealed, together with a concise statement of the changes made.

June 11, 1992


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